EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We hereby consent to the inclusion of our report, dated March 15, 2004 (September 30, 2005 as to the effects of the restatement), appearing in this amended and restated Annual Report on Form 10-KSB/A of Flexible Solutions International, Inc. for the year ended December 31, 2003.


                                       /s/ "CINNAMON JANG WILLOUGHBY & COMPANY",
                                       Chartered Accountants

Burnaby, British Columbia
November 10, 2005